News Release

Woodward Governor Company
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058

FOR IMMEDIATE RELEASE		October 6, 2008
CONTACT:	Rose Briani-Burden Business Communications

815-639-6282

Woodward’s Acquisition of MotoTron to Add
Engine, Vehicle and Aftertreatment Controls Expertise

Fort Collins, Colo., October 6, 2008—Woodward Governor Company (Nasdaq:WGOV) today announced it has acquired all of the outstanding capital stock of MotoTron Corporation and the intellectual property assets owned by its parent company, Brunswick Corporation (NYSE: BC), that are used in connection with the MotoTron business.

MotoTron specializes in software tools and processes used to rapidly develop control systems for marine, power generation, industrial, and other engine equipment applications. Its expertise includes engine, transmission, vehicular, and exhaust aftertreatment control. MotoTron’s calendar year 2008 sales are expected to be approximately $17 million.

MotoTron has been an important supplier and partner to Woodward since 2002. Since that time, MotoTron has helped Woodward gain a competitive edge in electronic control technologies for the alternative-fueled bus and mobile equipment markets. Woodward also believes that MotoTron’s engineers and support staff have demonstrated a strong aptitude for total control system design and development, from concept to production, including software development, mechatronic design, control module development, and quality processes.

“This acquisition strengthens our ability to serve the transportation and power generation markets,” said Tom Gendron, Woodward Chairman and CEO. “MotoTron’s broad, multi-disciplinary expertise around integrated mechanical and electronic control systems will allow us to better fulfill our customers’ needs for systems that meet tough requirements for exhaust emissions, performance and fuel efficiency.”

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MotoTron employs approximately 80 people worldwide, most of whom are located in Oshkosh, Wis.; Ann Arbor, Mich.; Columbus, Ind.; and Fort Collins, Colo. MotoTron is expected to be integrated into Woodward’s Engine Systems business segment.

About Woodward
Woodward is an independent designer, manufacturer, and service provider of energy control and optimization solutions for engines, aircraft and industrial turbines, and electrical power system equipment. The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable and cost-effective equipment. Woodward is headquartered in Fort Collins, Colo., USA and serves global markets in aerospace, power and process industries, and transportation. Visit our website at www.woodward.com.

About Brunswick
Headquartered in Lake Forest, Ill., Brunswick Corporation endeavors to instill “Genuine Ingenuity"(TM) in all its leading consumer brands, including Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; MotorGuide trolling motors; Teignbridge propellers; Albemarle, Arvor, Bayliner, Bermuda, Boston Whaler, Cabo Yachts, Crestliner, Cypress Cay, Harris, Hatteras, Kayot, Lowe, Lund, Maxum, Meridian, Ornvik, Princecraft, Quicksilver, Rayglass, Savage, Sea Ray, Sealine, Triton, Trophy, Uttern and Valiant boats; Attwood marine parts and accessories; Land ‘N’ Sea, Kellogg Marine, Diversified Marine and Benrock parts and accessories distributors; IDS dealer management systems; Life Fitness, Hammer Strength and ParaBody fitness equipment; Brunswick bowling centers, equipment and consumer products; Brunswick billiards tables; and Dynamo, Tornado and Valley pool tables, Air Hockey and foosball tables. Visit us at www.brunswick.com.

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties including, but not limited to, statements regarding the combined company’s plans, objectives, expectations and intentions, the anticipated benefits of the acquisition of MotoTron and the expected business opportunities that may be available to Woodward. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the failure of Woodward to successfully integrate the MotoTron business or realize synergies and other risk factors described in Woodward’s Annual Report on Form 10-K for the year ended September 30, 2007, and the Quarterly Reports on Form 10-Q for the quarters ended December 31, 2007, March 31, 2008, and June 30, 2008.

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